SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Filed Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report: February 28, 2002

1-9647
(Commission File Number)

MAYOR’S JEWELERS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	59-2290953 (IRS Employer Identification No.)

14051 N.W. 14th STREET, SUNRISE, FLORIDA 33323
(Address of principal executive offices) (Zip code)

(954) 846-2719
(Registrant’s telephone number, including area code)

     ITEM 5. OTHER EVENTS.

     Effective February 28, 2002, Isaac Arguetty is no longer Chairman and Chief Executive Officer of Mayor’s Jewelers, Inc. (“Company”). Mr. Arguetty was a founder of the Company’s predecessor, Jan Bell Marketing, Inc., in 1983, was its Chairman until 1990, and had resumed an active role in the Company in 1994.

     Joe Cicio has been appointed the Company’s Chief Executive Officer. Mr. Cicio previously was a retail consultant to the Company. He has over 35 years experience in the retail industry, and has served as President for Retail Development for Donna Karan International, as Chairman and Chief Executive Officer of I. Magnin and in various executive positions with R.H. Macy & Co.

     Peter Offermann, an outside director of the Company, has been appointed its interim Chairman. Mr. Offermann is also the Chairman and Chief Executive Officer of ATC Group Services, Inc., an environmental consulting company, and formerly was Executive Vice President and Chief Financial Officer of TLC Beatrice International Holdings, Inc.

     ITEM 7. EXHIBITS.

     The following exhibit is filed as part of this report.

Exhibit No.	Description

99	Press Release dated March 1, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYOR’S JEWELERS, INC. (Registrant)

Date: March 12, 2002	By:	/s/ David Boudreau Chief Financial Officer